                                                                     EXHIBIT 4.1

                          THIRD AMENDED AND RESTATED

                          INVESTORS' RIGHTS AGREEMENT

                          MOTIVE COMMUNICATIONS, INC.

                               JANUARY 28, 2000
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                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
1.   Registration Rights...................................................   2
     1.1   Definitions.....................................................   2
     1.2   Request for Registration........................................   3
     1.3   Company Registration............................................   5
     1.4   Obligations of the Company......................................   5
     1.5   Furnish Information.............................................   6
     1.6   Expenses of Demand Registration.................................   7
     1.7   Expenses of Company Registration................................   7
     1.8   Underwriting Requirements.......................................   7
     1.9   Delay of Registration...........................................   8
     1.10  Indemnification.................................................   8
     1.11  Reports Under Securities Exchange Act of 1934...................  10
     1.12  Form S-3 Registration...........................................  10
     1.13  Assignment of Registration Rights...............................  11
     1.14  "Market Stand-Off" Agreement Rights.............................  12
     1.15  Limitations on Subsequent Registration Rights...................  12
     1.16  Termination of Registration Rights..............................  13

2.   Covenants of the Company..............................................  13
     2.1   Delivery of Financial Statements................................  13
     2.2   Inspection......................................................  14
     2.3   Termination of Information and Inspection Covenants.............  14
     2.4   Key-Man Insurance...............................................  14
     2.5   Right of First Offer............................................  14
     2.6   Assignments of Rights of First Refusal..........................  16
     2.7   Right to Participate in Initial Public Offering.................  16
     2.8   Voting Provisions...............................................  16

3.   Miscellaneous.........................................................  19
     3.1   Successors and Assigns..........................................  19
     3.2   Governing Law...................................................  20
     3.3   Counterparts....................................................  20
     3.4   Titles and Subtitles............................................  20
     3.5   Notices.........................................................  20
     3.6   Expenses........................................................  20
     3.7   Amendments and Waivers..........................................  20
     3.8   Severability....................................................  20
     3.9   Aggregation of Stock............................................  20
     3.10  Entire Agreement................................................  21

Schedule A  Schedule of Investors

                          THIRD AMENDED AND RESTATED
                          INVESTORS' RIGHTS AGREEMENT

          THIS THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT (this "Agreement") is made as of January 28, 2000, by and among Motive Communications, Inc., a Delaware corporation (the "Company"), and the investors listed on Schedule A hereto, each of which is herein referred to as an "Investor" and the founders listed on Schedule B hereto, each of which is herein referred to as a "Founder".

                                   RECITALS
                                   --------

          WHEREAS, certain of the Investors (the "Existing Investors") have heretofore purchased Series A Preferred Stock from the Company pursuant to that certain Series A Preferred Stock Purchase Agreement dated June 6, 1997, Series B Preferred Stock from the Company pursuant to that certain Series B Preferred Stock Purchase Agreement dated July 15, 1998 and Series C Preferred Stock from the Company pursuant to that certain Series C Preferred Stock Purchase Agreement dated June 24, 1999 .

          WHEREAS, the Existing Investors possess registration rights, information rights and other rights (the "Rights") pursuant to that certain Second Amended and Restated Investors' Rights Agreement dated as of June 24, 1999 (the "Prior Agreement").

          WHEREAS, the Existing Investors are holders of at least a majority of the Registrable Securities (as defined in the Prior Agreement) and desire to amend and restate the Prior Agreement as allowed in Section 3.7 of the Prior Agreement, to read as set forth herein so that all Rights of the Existing Investors and the Investors shall, upon the effectiveness of this Agreement, be consolidated and restated herein and the provisions of the Prior Agreement shall be of no further force or effect.

          WHEREAS, the Company has entered into as Agreement and Plan of Reorganization by and among the Company and Ventix Systems Inc. dated January 10, 2000 (the "Merger Agreement") which provides that as condition to Closing, this Agreement must be executed and delivered by certain existing Investors holding at least a majority of the Registrable Securities and the Company.

          NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

          1.   Registration Rights.  The Company covenants and agrees as
               -------------------
follows:

          1.1  Definitions.  For purposes of this Section 1:
               -----------
          (a)  The term "Act" means the Securities Act of 1933, as amended.

          (b) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC (as defined below) that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          (c) The term "Holder" means any person owning or having the right to acquire Registrable Securities (as defined below) or any assignee thereof in accordance with Section 1.13 hereof.

          (d) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

          (e) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

          (f) The term "Registrable Securities" means (i) the Common Stock issuable or issued upon conversion of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock or the Series D Preferred Stock,
(ii) the shares of Common Stock issued to the Founders; provided, however, that such shares of Common Stock shall not be deemed Registrable Securities and the aforementioned individuals shall not be deemed Holders for the purposes of Sections 1.2, 1.12, 1.15 and 3.7, and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of the shares referenced in (i) and
(ii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned.

          (g) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

          (h)  The term "SEC" shall mean the Securities and Exchange Commission.

          1.2  Request for Registration.
               ------------------------

          (a) If the Company shall receive at any time after the earlier of (i) June 24, 2002, or (ii) three (3) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction), a written request from the Holders of two-thirds of the Registrable Securities then outstanding that the Company file a registration statement under the Act covering the registration of at least forty percent (40%) of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $15,000,000), then the Company shall:

               (i) within ten (10) days of the receipt thereof, give written notice of such request to all Holders; and

               (ii) effect as soon as practicable, and in any event within sixty
(60) days of the receipt of such request, the registration under the Act of all Registrable Securities that the Holders request to be registered, subject to the limitations of subsection 1.2(b), within twenty (20) days of the mailing of such notice by the Company in accordance with Section 3.5.

          (b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 1.2(a) and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this
Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

          (c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than one hundred twenty
(120) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

          (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

               (i) After the Company has effected two (2) registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;

               (ii) Within twelve (12) months of the effective date of a registration statement filed pursuant to this Section 1.2; or

               (iii) During the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration filed pursuant to Section 1.3 or Section 1.12 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective.

          1.3  Company Registration.  If (but without any obligation to do so)
               --------------------
the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration pursuant to Section 1.2, a registration relating solely to the sale of securities to participants in a Company stock plan, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.8, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

          1.4  Obligations of the Company.  Whenever required under this
               --------------------------
Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or until the distribution contemplated in the Registration Statement has been completed.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

          (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

          1.5  Furnish Information.
               -------------------

          (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

          (b) The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.12 if, due to the operation of subsection 1.5(a), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.12(b)(2), whichever is applicable.

          1.6  Expenses of Demand Registration.  All expenses other than
               -------------------------------
underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees and fees and disbursements of counsel for the Company shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2. All other expenses of any registration proceeding pursuant to Section 1.2, including the expenses of counsel for the selling Holders, shall be borne pro-rata by the selling Holders.

          1.7  Expenses of Company Registration.  The Company shall bear and
               --------------------------------
pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.13), including (without limitation) all registration, filing, and qualification fees, and printers and accounting fees relating or apportionable thereto, but excluding underwriting discounts and commissions relating to Registrable Securities and the fees and disbursements of counsel for the selling Holders.

          1.8  Underwriting Requirements.  In connection with any offering
               -------------------------
involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any Holder's securities in such underwriting unless such Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders) but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below twenty-five percent (25%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities, in which case the selling Holders may be excluded if the underwriters make the determination described above and no other stockholder's securities are included or (ii) notwithstanding
(i) above, any shares being sold by a stockholder exercising a demand registration right granted in Section 1.2 or a registration right similar to that granted in Section 1.2 be excluded from such offering. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder that is a holder of Registrable Securities and that is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder," and any pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

          1.9   Delay of Registration.  No Holder shall have any right to obtain
                ---------------------
or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

          1.10  Indemnification. In the event any Registrable Securities are
                ---------------
included in a registration statement under this Section 1:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder, and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

          (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld); provided that in no event shall any indemnity under this subsection 1.10(b) exceed the net proceeds from the offering received by such Holder.

          (c)   Promptly after receipt by an indemnified party under this
Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

          (d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

          (f)   The obligations of the Company and Holders under this Section
1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

          1.11  Reports Under Securities Exchange Act of 1934.  With a view to
                ---------------------------------------------
making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

          (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

          (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

          (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

          1.12  Form S-3 Registration.  In case the Company shall receive a
                ---------------------
written request from the Holders of twenty-five percent (25%) of the Registrable Securities then outstanding that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

          (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

          (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this section 1.12: (1) if Form S-3 is not available for such offering by the Holders;
(2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $500,000; (3) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 1.12; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period; (4) if the Company has, within the twelve
(12) month period preceding the date of such request, already effected one (1) registration on Form S-3 for the Holders pursuant to this Section 1.12, or if the Company has already effected a total of three (3) registrations on Form S-3 for the Holders pursuant to this Section 1.12; or (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

          (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to Section 1.12, including (without limitation) all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of counsel for the selling Holder or Holders and counsel for the Company, but excluding any underwriters' discounts or commissions associated with Registrable Securities, shall be borne by the Company. Registrations effected pursuant to this Section 1.12 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

          1.13  Assignment of Registration Rights.  The rights to cause the
                ---------------------------------
Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities who, after such assignment or transfer, holds at least 750,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.14 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) or of an LLC who are members of such LLC shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 1.

          1.14  "Market Stand-Off" Agreement Rights.  Each Holder hereby agrees
                -----------------------------------
that, during the period of duration specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Registrable Securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that:

          (a) such agreement shall be applicable only to the first such registration statement of the Company that covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

          (b) such market stand-off time period shall not exceed one hundred eighty (180) days.

          In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

          1.15  Limitations on Subsequent Registration Rights.  From and after
                ---------------------------------------------
the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 1.2

          1.16  Termination of Registration Rights. No Holder shall be entitled
                ----------------------------------
to exercise any right provided for in this Section 1 after (a) four (4) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public or, (b) as to any Holder, such earlier time at which all Registrable

Securities held by such Holder can be sold without registration in compliance with and without regard to the volume limitations of Rule 144 of the Act.

          2.    Covenants of the Company.
                ------------------------

          2.1   Delivery of Financial Statements.  The Company shall deliver
                --------------------------------
to each Investor:

          (a) so long as such Investor holds at least 150,000 shares of Registrable Securities, as soon as practicable, but in any event within ninety
(90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder's equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

          (b) so long as such Investor holds at least 150,000 shares of Registrable Securities, as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited income statement and statement of cash flows for such fiscal quarter and an unaudited balance sheet and a statement of stockholder's equity as of the end of such fiscal quarter;

          (c) so long as such Investor holds at least 150,000 shares of Registrable Securities, as soon as practicable, but in any event within thirty
(30) days of the end of each month, an unaudited income statement and statement of cash flows and balance sheet for and as of the end of such month, in reasonable detail;

          (d) so long as such Investor holds at least 150,000 shares of Registrable Securities, as soon as practicable, but in any event at least thirty
(30) days prior to the end of each fiscal year, a budget for the next fiscal year, prepared on a monthly basis, including balance sheets and statements of cash flows, for such months, and, as soon as prepared, any other budgets or revised budgets prepared by the Company; and

          (e) with respect to the financial statements called for in subsections (b) and (c) of this Section 2.1, an instrument executed by the Chief Financial Officer or President of the Company certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment.

          2.2   Inspection.  So long as an Investor holds at least 150,000
                ----------
shares of Registrable Securities, the Company shall permit such Investor, at such Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information that it reasonably considers to be a trade secret or similar confidential information.

          2.3   Termination of Information and Inspection Covenants.  The
                ---------------------------------------------------
covenants set forth in Section 2.1 and Section 2.2 shall terminate as to Investors and be of no further force or effect when the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated or when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur.

          2.4   Key-Man Insurance.  The Company shall maintain in full force
                -----------------
and effect term life insurance in the amount of $2,000,000 on the life of Scott
L. Harmon, and such other officers of the Company and in such amounts as the Board of Directors deems necessary, with proceeds payable to the Company until such time as the Board of Directors determines that such insurance should be discontinued.

          2.5   Right of First Offer.  Subject to the terms and conditions
                --------------------
specified in this paragraph 2.5, the Company hereby grants to each Major Investor (as hereinafter defined) a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2, a Major Investor shall mean any Investor that holds 150,000 shares of Registrable Securities, (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations). A Major Investor includes any partners, LLC members and affiliates of a Major Investor and a Major Investor shall be entitled to apportion the right of first offer hereby granted to it among itself and its partners and affiliates in such proportions as it deems appropriate.

          Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for, any shares of any class of its capital stock ("Shares"), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:

          (a) The Company shall deliver a notice by certified mail ("Notice") to the Major Investors stating (i) its bona fide intention to offer such Shares,
(ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

          (b)   By written notification received by the Company, within twenty
(20) calendar days after delivery of the Notice, each Major Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares that equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock then held, by such Major Investor bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion, exercise and exchange of all then convertible, exercisable or exchangeable securities). The Company shall promptly, in writing, inform each Major Investor which purchases all the shares available to it (each, a "Fully Exercising Investor") of any other Major Investor's failure to do likewise. During the ten-day period commencing after delivery of notification of such information to the Fully Exercising Investors, each Fully Exercising Investor shall be entitled to obtain that portion of the Shares for which Major Investors were entitled to subscribe but which were not subscribed for by the Major Investors which is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock then held, by such Fully Exercising Investor bears to the total number of shares of Common Stock issued and held, or issuable upon conversion of such Preferred Stock then held, by all Fully Exercising Investors who wish to purchase some of the unsubscribed shares.

          (c) If all Shares that Major Investors are entitled to obtain pursuant to subsection 2.5(b) are not elected to be obtained as provided in subsection 2.5(b) hereof, the Company may, during the sixty (60) day period following the expiration of the ten-day or twenty-day period provided in subsection 2.5(b) hereof, as the case may be, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if the transaction contemplated by such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

          (d) The right of first offer in this paragraph 2.5 shall not be applicable (i) to the issuance or sale of not more than 24,217,638 shares of Common Stock (or options therefor) (or such other number as is unanimously agreed by the Company's Board of Directors) to employees or directors of or consultants to the Company for the primary purpose of soliciting or retaining their services; provided that any shares so issued or sold shall, to the extent vested, be subject to rights of first refusal in favor of the Company and its assignees so long as no shares of the Company are sold in an offering registered under the Act, (ii) to or after consummation of a public offering of shares of Common Stock, registered under the Act pursuant to a registration statement on Form S-1 or SB-2 on any comparable successor form then in effect, at an offering price of at least $9.92 per share (appropriately adjusted for any stock split, dividend, combination or other recapitalization) and $25,000,000 in the aggregate, (iii) the issuance of securities pursuant to the conversion, exercise or exchange of convertible, exercisable or exchangeable securities, (iv) the issuance of securities with the approval of at least seventy-five percent (75%) of the members of the corporation's Board of Directors in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, or (v) the issuance of stock, warrants or other securities or rights to persons or entities with which the Company has business relationships, provided such issuances are for other than primarily equity financing purposes.

          2.6   Assignments of Rights of First Refusal.  So long as shares of
                --------------------------------------
Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock are outstanding, the Company agrees that, as a condition to issuing any shares of Common Stock to any employee or director of the Company under the Company's 1997 Stock Option/Stock Issuance Plan, or any successor or subsequent stock option or stock purchase plan adopted by the

Company (each a "Plan"), such employee or director shall be required to enter into an agreement with the Company which shall provide the Company, or any assignee or assignees of the Company, with a right of first refusal to purchase any shares which such employee or director has acquired a vested interest in and which such employee or director proposes to sell to a person other than the Company. The Company further covenants and agrees that, in the event (i) an employee or director who has vested in shares purchased under a Plan proposes to sell such shares to a person other than the Company, (ii) the Company has not sold shares of the Company's capital stock in an offering registered under the Act and (iii) the Company has determined not to elect to exercise its right of first refusal to purchase all of the vested shares that are proposed to be sold by such employee or director (such balance of the shares not elected to be purchased by the Company being the "Available Shares"), then the Company agrees that it shall assign its right of first refusal to purchase the Available Shares to the Major Investors by notice to the Major Investors made at least three (3) business days prior to the expiration of the Company's right of first refusal, and each Major Investor shall thereafter have the right to elect to exercise such right of first refusal to purchase its proportionate share of the Available Shares based on the number of shares of Registrable Securities then held by such Major Investor bears to the aggregate number of shares of Registrable Securities then held by all Major Investors. The exercise of such right of first refusal by the Major Investors shall be made subject to and in compliance with the terms applicable to the right of first refusal in favor of the Company as set forth in the applicable agreements used under the Plan. Notwithstanding the foregoing, shares of Common Stock held by the Founders shall be subject to that certain Third Amended and Restated Right of First Refusal Agreement dated the date hereof and not the provisions of this Section 2.6

          2.7   Right to Participate in Initial Public Offering.  Subject to
                -----------------------------------------------
the terms and conditions specified in this Section 2.7, the Company hereby grants to each Major Investor other than holders of the Series D Preferred Stock and entities affiliated with Austin Ventures, SSM Ventures and Accel Partners (the "IPO Major Investors") a right to purchase shares of Common Stock in the Company's first public offering of shares of its Common Stock registered under the Act pursuant to a registration statement on Form S-1 or Form SB-2 (the "Initial Offering").

          In connection with the Initial Offering, the Company shall use all reasonable efforts to require that its underwriter make an offering of the shares of its Common Stock to be sold in such offering (excluding any shares sold in any over-allotment option) (the "IPO Shares") to each IPO Major Investor in accordance with the following provisions:

          (a)   The Company shall deliver a notice in accordance with Section
3.5 ("IPO Notice") to the IPO Major Investors stating (i) its bona fide intention to consummate the Initial Offering, (ii) the number of IPO Shares proposed to be offered, and (iii) the proposed price range upon which the IPO Shares will be offered. The difference from the high end of such price range and the low end of such price range shall not exceed $3.00. In the event of a change in the price range, the Company shall promptly deliver notice to each IPO Major Investor of such change (the "Price Change Notice").

          (b) By written notification received by the Company, within ten (10) calendar days after receipt of the IPO Notice, (i) entities affiliated with Attractor LP, Attractor

Institutional LP and Attractor Ventures LLC (collectively, "Attractor") may elect to purchase, at the gross price per share negotiated by the Company with the underwriters as reflected on the final prospectus (the "Gross IPO Price Per Share"), up to an aggregate of 2.5% of such IPO Shares and (ii) each IPO Major Investor may elect to purchase, at the Gross IPO Price Per Share, up to that portion of such IPO Shares that equals the product of 4.5% of the total number of IPO Shares multiplied by the proportion that the number of shares of Common Stock of the Company issued and held, or issuable upon conversion of the Series B Preferred Stock or Series C Preferred Stock then held, by such IPO Major Investor bears to the total number of shares of Common Stock of the Company issued and held, or issuable upon conversion of the Series B Preferred Stock or Series C Preferred Stock then held, by all IPO Major Investors (such Investor's "IPO Pro-Rata Share").

          (c) The Company shall promptly, in writing, inform each IPO Major Investor that elects to purchase its IPO Pro-Rata Share (a "Fully-Exercising IPO Investor") of any other IPO Major Investor's failure to do likewise. During the five (5) day period commencing after such information is given, each Fully-Exercising IPO Investor may elect to purchase that portion of the IPO Shares for which IPO Major Investors were entitled to subscribe but which were not subscribed for by the IPO Major Investors (the "Unsubscribed IPO Shares") that is equal to the proportion that the number of shares of Common Stock of the Company issued and held, or issuable upon conversion of Series B Preferred Stock or Series C Preferred Stock then held, by such Fully-Exercising IPO Investor bears to the total number of shares of Common Stock of the Company issued and held, or issuable upon conversion of the Series B Preferred Stock or Series C Preferred Stock then held, by all Fully-Exercising IPO Investors who wish to purchase any of the Unsubscribed IPO Shares. Notwithstanding the foregoing, no Fully-Exercising IPO Investor shall have rights to purchase Unsubscribed IPO Shares in the event that (i) the Company's underwriters request that such Fully-Exercising IPO Investor waive its right to purchase Unsubscribed IPO Shares pursuant to subsection 2.7(c) and (ii) such Fully-Exercising IPO Investor agrees to waive its right to purchase Unsubscribed IPO Shares pursuant to subsection 2.7(c).

          (d) The rights set forth in this Section 2.7 shall only be applicable to the Initial Offering. The right of each IPO Major Investor to purchase its IPO Pro-Rata Share pursuant to subsection 2.7(b) may only be waived with respect to a given IPO Major Investor by such IPO Major Investor.

          (e) By written notification received by the Company within twenty-four hours after delivery of the Price Change Notice (or such shorter period of time as may be requested by the Company or the Company's underwriters, such period of time to be no shorter than four hours), an IPO Major Investor may elect to increase or decrease the number of IPO Shares for which such IPO Major Investor had elected to purchase; provided however, the total number of IPO Shares available for purchase by the IPO Major Investors shall not exceed seven percent (7%) of the IPO Shares. Any IPO Shares that become available for purchase by IPO Major Investors pursuant to this Section 2.7(e) shall be allocated among the Fully--Exercising IPO Investors in accordance with the provisions of Section 2.7(c).

          (f) Notwithstanding the foregoing, the underwriter of the Initial Offering, if any, shall be entitled to reduce the number of IPO Shares to be offered to the IPO Major Investors to the extent deemed necessary in the underwriter's reasonable judgment (i) to ensure the success of the Initial Offering for reasons set forth in writing no less than one week prior to the anticipated effective date of the registration statement covering such Initial Offering, or (ii) to comply with applicable rules and regulations for reasons set forth in writing no less than one day prior to the anticipated effective date of the registration statement covering such Initial Offering. If the number of IPO Shares is reduced, such reduction shall be made pro rata among the IPO Major Investors proportionate to the amount the IPO Major Investors would otherwise be entitled to receive under subsection 2.7(b) above.

          2.8   Voting Provisions.
                -----------------

          (a)   Composition of Board of Directors. Subject to paragraph 2.8(b),
                ---------------------------------
with respect to the member of the Company's Board of Directors provided in the Amended and Restated Certificate of Incorporation to be elected by the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis), the Investors hereby agree that in any election of directors of the Company they shall vote all shares of capital stock of the Company owned or controlled by them, including shares of Common Stock and Preferred Stock, to elect David Sikora as a member of the Board of Directors of the Company. The obligation to vote shares in accordance with this paragraph 2.8(a) shall be specifically applicable to and enforceable against any transferees of the parties hereto.

          (b)   Vacancies; Removal.  Except as otherwise provided below, in
                ------------------
the event that Mr. Sikora resigns or is no longer able to serve as a director, the vacancy shall be filled as provided in the Company's Amended and Restated Certificate of Incorporation. In the event that:

                (i) the Company's recognized revenues for the year ended December 31, 2000 are 20% or more below those projected, or the Company's total cash spending for the year ended December 31, 2000 is 20% or more above those projected in the Company's Year 2000 operating plan as approved at the Company's first Board of Directors meeting after the date hereof, as such plan may be adjusted for board approved initiatives that materially increase or reduce cash spending as a result of positive developments or to address positive opportunities; or

                (ii) (x) the Company has not consummated a public offering of its capital stock under an effective registration statement for reasons other than poor market conditions or (y) a Change of Control has not occurred (as defined below), in either case of (x) or (y) prior to the first anniversary of the closing of the Company's acquisition of Ventix Systems Inc., then, each Investor agrees to vote all shares of capital stock of the Company owned or controlled by such Investor, including shares of Common Stock and Preferred Stock, for (i) the removal of Mr. Sikora whenever (but only whenever) there shall be presented to the Board of Directors and the Investors the written direction that Mr. Sikora be so removed signed by the holders of at least 51% of the Series D Preferred Stock then outstanding and (ii) following such removal, for the election of a successor director nominated by the holders of at least 51% of the Series D Preferred Stock then outstanding. In any other event, Mr. Sikora may be removed only by the vote of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis). "Change of Control" shall mean either of the following stockholder-approved transactions to which the Company is a party:

                (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

                (ii) the sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of the Company.

          (c)   Termination.  The provisions of this Section 2.8 shall
                -----------
terminate as to Investors and be of no further force or effect when the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated or when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur.

          (d)   Amendments; Waivers.  Any term of this section 2.8 may be
                -------------------
amended and the observance of any term of this section 2.8 may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding or issuable, including in any event the Holders of at least a majority of the Series D Preferred Stock then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

          3.    Miscellaneous.
                -------------

          3.1   Successors and Assigns.  Except as otherwise provided herein,
                ----------------------
the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          3.2   Governing Law.  This Agreement shall be governed by and
                -------------
construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

          3.3   Counterparts.  This Agreement may be executed in two or more
                ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          3.4   Titles and Subtitles.  The titles and subtitles used in this
                --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          3.5   Notices.  Unless otherwise provided, any notice required or
                -------
permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

          3.6   Expenses.  If any action at law or in equity is necessary to
                --------
enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          3.7   Amendments and Waivers.  Any term of this Agreement may be
                ----------------------
amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding or issuable; provided, however, that in the event such amendment or waiver adversely affects the rights and/or obligations of any party under this Agreement in a different manner than the other parties, such amendment or waiver shall also require the written consent of the Holders of seventy-five percent (75%) of the Common Stock or Registrable Securities held by such affected parties. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

          3.8   Severability.  If one or more provisions of this Agreement are
                ------------
held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          3.9   Aggregation of Stock.  All shares of Registrable Securities
                --------------------
held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement. For the purposes of this Agreement, the term "affiliated" shall include entities under common investment management.

          3.10  Entire Agreement.  This Agreement (including the Exhibits
                ----------------
hereto, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. This Agreement supersedes the Prior Agreement in its entirety.

          3.11  Further Assurances.  Each party agrees, without necessity of
                ------------------
further consideration, to execute and deliver any and all such further documents and take any and all such actions as may be necessary or appropriate to carry out the intent and purposes of this Agreement and to consummate the transaction contemplated herein.

                 [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY.]
                 ---------------------------------------------

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              MOTIVE COMMUNICATIONS, INC.

                              By: /s/ Scott L. Harmon
                                 ----------------------------------------
                                 Scott L. Harmon
                                 President

                              Address: 9211 Waterford Center Boulevard
                                       Suite 100
                                       Austin, Texas 78758
                                       (512) 339-8335
                                       (512) 339-9040-fax

                 SIGNATURE PAGE TO MOTIVE COMMUNICATIONS, INC.
            THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              INVESTORS:

                              ATTRACTOR LP

                              By: Attractor Ventures, LLC
                                  its General Partner

                              By: /s/ Gigi Brisson
                                 --------------------------------------
                                 Gigi Brisson, its  MM
                                                   ----

                              ATTRACTOR VENTURES, LLC

                              By: Attractor Ventures, LLC
                                  its General Partner

                              By: /s/ Gigi Brisson
                                 --------------------------------------
                                 Gigi Brisson, its  MM
                                                   ----

                              ATTRACTOR INSTITUTIONAL LP

                              By: Attractor Ventures, LLC
                                  its General Partner

                              By: /s/ Gigi Brisson
                                 --------------------------------------
                                 Gigi Brisson, its  MM
                                                   ----
                              ATTRACTOR QP LP

                              By: Attractor Ventures, LLC
                                  its General Partner

                              By: /s/ Gigi Brisson
                                 --------------------------------------
                                 Gigi Brisson, its  MM
                                                   ----
                              Address:  1440 Chapin Ave., Suite 201
                                        Burlingame, California 94010

                              with a copy to:

                                     Rick Cohen
                                     Buchalter, Nemer, Fields & Young, P.C.
                                     601 Figueroa Street, Suite 2400
                                     Los Angeles, California  90017

                 SIGNATURE PAGE TO MOTIVE COMMUNICATIONS, INC.
            THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              MACARTHUR FOUNDATION



                              By: /s/ Lyn Hutton
                                 --------------------------------------
                                 Lyn Hutton

                              Address: 140 South Dearborn Street, Suite 1100
                                       Chicago, Illinois 60603-5285

                 SIGNATURE PAGE TO MOTIVE COMMUNICATIONS, INC.
            THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              AUSTIN VENTURES V, L.P.

                              By: AV Partners V, L.P.,
                                  its General Partner


                              By: /s/ John Thornton
                                 --------------------------------------
                                 John Thornton


                              AUSTIN VENTURES V AFFILIATES
                              FUND, L.P.

                              By: AV Partners V, L.P.
                                  Its General Partner


                              By: /s/ John Thornton
                                 --------------------------------------
                                 John Thornton


                              /s/ Brian Goffman
                              -----------------------------------------
                              Brian Goffman


                              SILVERTON PARTNERS


                              By: /s/ William Wood
                                 --------------------------------------
                                 William Wood, its general partner

                              Address: Austin Ventures
                                       14 West 7th Street, Suite 1300
                                       Austin, Texas 78701

                 SIGNATURE PAGE TO MOTIVE COMMUNICATIONS, INC.
            THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              SSM I, L.P.
                              General Partner of SSM Venture Partners, L.P.

                              By: SSM Corporation
                                  its General Partner


                              By: /s/ Eric L. Jones
                                 --------------------------------------
                              Print Name: ERIC L. JONES
                                         ------------------------------
                              Title: Authorized Signatory
                                    -----------------------------------

                              Address: 10528 Glass Mountain Trail
                                       Austin, Texas 78750

                 SIGNATURE PAGE TO MOTIVE COMMUNICATIONS, INC.
            THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              ACCEL V L.P.

                              By: Accel V Associates L.L.C.
                                  its General Partner

                              By: /s/ G. Carter Sednaoui
                                 ------------------------------------
                                 Managing Member

                              ACCEL INTERNET/STRATEGIC TECHNOLOGY FUND L.P.

                              By: Accel Internet/Strategic Technology Fund
                                  Associates L.L.C.
                                  its General Partner

                              By: /s/ G. Carter Sednaoui
                                  -----------------------------------
                                 Managing Member

                              ACCEL KEIRETSU V L.P.

                              By: Accel Keiretsu V Associates L.L.C.
                                  its General Partner

                              By: /s/ G. Carter Sednaoui
                                 ------------------------------------
                                 Managing Member

                              ACCEL INVESTORS `97 L.P.

                              By: /s/ G. Carter Sednaoui
                                 ------------------------------------
                                 General Partner

                              ELLMORE C. PATTERSON PARTNERS

                              By: /s/ Ellmore C. Patterson
                                 ------------------------------------
                                 General Partner

                              Address:  James W. Breyer
                                        Accel Partners
                                        428 University Avenue
                                        Palo Alto, California 94301
                              with a copy to:
                                        G. Carter Sednaoui
                                        Accel Partners
                                        One Palmer Square
                                        Princeton, New Jersey 08542

                 SIGNATURE PAGE TO MOTIVE COMMUNICATIONS, INC.
            THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              /s/ Douglas McNary
                              ---------------------------------------
                              Douglas McNary

                              Address: c/o Motive Communications, Inc.
                                       9211 Waterford Center Boulevard
                                       Suite 100
                                       Austin, Texas 78758

                 SIGNATURE PAGE TO MOTIVE COMMUNICATIONS, INC.
            THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              /s/ Patrick Motola
                              --------------------------------------------
                              Patrick Motola

                              Address: c/o Motive Communications, Inc.
                                       9211 Waterford Center Boulevard
                                       Suite 100
                                       Austin, Texas  78758

                 SIGNATURE PAGE TO MOTIVE COMMUNICATIONS, INC.
            THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              /s/ John T. Galligan
                              --------------------------------------------
                              John T. Galligan

                              Address: c/o Motive Communications, Inc.
                                       9211 Waterford Center Boulevard
                                       Suite 100
                                       Austin, Texas  78758

                              CHARLES SCHWAB & CO. INC.
                              FBO JOHN T. GALLIGAN IRA



                              By: /s/ John T. Galligan
                                 -------------------------------------
                              Print Name: John T. Galligan
                                         -----------------------------
                              Title: Director System Engineers
                                    ----------------------------------


                              Address: c/o Charles Schwab & Co. Inc.
                                       101 Montgomery Street
                                       San Francisco, California  94104
                                       Attn. Securities Deposits

                           PALANTIR ASSOCIATES, LLC



                              By: /s/ Glenn Doshay
                                 ------------------------------------
                                 Glenn Doshay

                              Address: Palantir Associates, LLC
                                       6279 Via Campo Verde
                                       Rancho Santa Fe, California  92067


                              with a copy to:

                                       Doug Hammer
                                       Shartis, Friese & Ginsburg
                                       One Maritime Plaza, 18/th/ Floor
                                       San Francisco, California  94111
                                       (415) 249-1572

                                       Tom Sullivan
                                       Citicorp Center
                                       153 East 53/rd/ Street
                                       New York, New York 10022
                                       (212) 292-6764

                 SIGNATURE PAGE TO MOTIVE COMMUNICATIONS, INC.
            THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              PIVOTAL PARTNERS, L.P.
                              a California limited partnership

                              By: Pivotal Asset Management, LLC
                                  Its General Partner



                              By: /s/ Christopher H. Lord
                                 --------------------------------------
                              Print Name: CHRISTOPHER H. LORD
                                         ------------------------------
                              Title: General Partner
                                    -----------------------------------


                    Address:  Pivotal Capital Management
                              One Embarcadero, Suite 2300
                              San Francisco, California  94111-3162
                              (415) 249-1572

                 SIGNATURE PAGE TO MOTIVE COMMUNICATIONS, INC.
            THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              HAMBRECHT AND QUIST CALIFORNIA


                              By: /s/ Robert N. Savole
                                 --------------------------------------------
                              Print Name: Robert N. Savole
                                         ------------------------------------
                              Title: Tax Director, Attorney-in-Fact
                                    -----------------------------------------


                              HAMBRECHT & QUIST EMPLOYEE VENTURE FUND, L.P. II


                              By: H&Q Venture Management, L.L.C.
                              Its:  General Partner


                              By: /s/ Robert N. Savole
                                 --------------------------------------------
                              Print Name: Robert N. Savole
                                         ------------------------------------
                              Title: Tax Director, Attorney-in-Fact
                                    -----------------------------------------


                              ACCESS TECHNOLOGY PARTNERS, L.P.


                              By: Access Technology Management, L.L.C.
                              Its:  General Partner

                                 By:  H&Q Venture Management, L.L.C.
                                 Its: Managing Member


                              By: /s/ Robert N. Savole
                                 --------------------------------------------
                              Print Name: Robert N. Savole
                                         ------------------------------------
                              Title: Tax Director, Attorney-in-Fact
                                    -----------------------------------------

                              Address: One Bush Street
                                       San Francisco, California  94104
                                       (415) 439-3000

                 SIGNATURE PAGE TO MOTIVE COMMUNICATIONS, INC.
            THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              ACCESS TECHNOLOGY PARTNERS BROKERS FUND, L.P.

                              By: H&Q Venture Management, L.L.C.
                              Its:  General Partner


                              By: /s/ Robert N. Savole
                                 --------------------------------------------
                              Print Name: Robert N. Savole
                                         ------------------------------------
                              Title: Tax Director, Attorney-in-Fact
                                    -----------------------------------------


                              H&Q MOTIVE COMMUNICATIONS INVESTORS, LLC


                              By: /s/ Robert N. Savole
                                 --------------------------------------------
                              Print Name: Robert N. Savole
                                         ------------------------------------
                              Title: Tax Director, Attorney-in-Fact
                                    -----------------------------------------

                              Address: One Bush Street
                                       San Francisco, California  94104
                                       (415) 439-3000

                 SIGNATURE PAGE TO MOTIVE COMMUNICATIONS, INC.
            THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              DELL USA, L.P.
                              By: Dell Gen. P. Corp.


                              By: /s/ Alex C. Smith
                                 --------------------------------------
                              Print Name: Alex C. Smith
                                         ------------------------------
                              Title: Vice President
                                    -----------------------------------

                              Address: Dell Computer Corporation
                                       Thomas H. Welch, Jr.
                                       Vice President, Deputy General Counsel
                                       One Dell Way, RRI, Mail Code #8033
                                       Round Rock, Texas  78682

                              with a copy to:

                                       William Volk
                                       Vinson & Elkins L.L.P.
                                       One American Center, Suite 2700
                                       600 Congress Avenue
                                       Austin, Texas  78701-3200

                 SIGNATURE PAGE TO MOTIVE COMMUNICATIONS, INC.
            THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              GE INFORMATION SERVICES, INC.

                              By: /s/ Bruce E. Hunter
                                 -----------------------------------
                              Name: Bruce E. Hunter
                                   ---------------------------------
                              Title: Vice President
                                    --------------------------------


                              Address: 100 Edison Park Drive
                                       -----------------------------
                                       Gaithersburg, MD 20878
                                       -----------------------------
                                       _____________________________

                 SIGNATURE PAGE TO MOTIVE COMMUNICATIONS, INC.
            THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              ABS EMPLOYEES' VENTURE FUND LIMITED PARTNERSHIP

                              By: Alex.Brown Investments, Inc.
                              Its:  General Partner

                              By: /s/ Margaret-Mary V. Preston
                                 ---------------------------------------
                                  Margaret-Mary V. Preston
                                  Vice President

                              Address: 1 South Street
                                       ----------------------
                                       Baltimore, MD 21202
                                       ----------------------
                                       Mail Stop 1-17-6
                                       ----------------------

                 SIGNATURE PAGE TO MOTIVE COMMUNICATIONS, INC.
            THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              BT INVESTMENT PARTNERS, INC.

                              By: /s/ Kristine Cicardo
                                 -------------------------------
                              Name: KRISTINE CICARDO
                                   -----------------------------
                              Title: Vice President
                                    ----------------------------


                              Address: 130 Liberty St.
                                       ------------------------
                                       29/th/ Floor
                                       ------------------------
                                       New York, NY 10006
                                       ------------------------

                 SIGNATURE PAGE TO MOTIVE COMMUNICATIONS, INC.
            THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              INTEL CORPORATION

                              By: /s/ Neal Lazo
                                 ------------------------------------------
                              Name:  Neal Lazo
                                   ----------------------------------------
                              Title: Assistant Treasurer Intel Corporation
                                    ---------------------------------------

                              Address: ATTN: M&A Portfolio MGR
                                       --------------------------
                                       2200 Mission College Blvd.
                                       --------------------------
                                       RN6-46
                                       --------------------------
                                       Santa Clara, CA 95052

                                SIGNATURE PAGE TO MOTIVE COMMUNICATIONS, INC.
            THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                        PIPER JAFFRAY TECHNOLOGY CAPITAL
                                        SBIC, L.P.

                                        By:  Piper Venture Capital, Inc.
                                        Its: General Partner

                                        By: /s/ Gary Blauer
                                           -------------------------------------
                                            Gary J. Blauer
                                            Vice President

                                        Address:  222 S. 9TH ST.
                                                  ----------------------
                                                  MINNEAPOLIS, MN 55402
                                                  ----------------------

                                                  ______________________

                 SIGNATURE PAGE TO MOTIVE COMMUNICATIONS, INC.
            THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                        STANDBY FUND 1998


                                        By: /s/ Buzz Benson
                                           ------------------------------------
                                            Buzz Benson
                                            General Partner


                                        /s/ Kent Adams
                                        --------------------------------------
                                        KENT ADAMS, Individually


                                        /s/ William Benjamin
                                        ---------------------------------------
                                        WILLIAM BENJAMIN, Individually


                                        /s/ Kyle Crowe
                                        --------------------------------------
                                        KYLE CROWE, Individually

                 SIGNATURE PAGE TO MOTIVE COMMUNICATIONS, INC.
            THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                   TL VENTURES III L.P.

                                   By:  TL VENTURES III MANAGEMENT, L.P.
                                   Its: General Partner

                                   By: TL VENTURES III LLC, its general partner

                                   By: /s/ Robert Fabbio
                                      ------------------------------------------
                                       Robert Fabbio
                                       Managing Director


                                   TL VENTURES III OFFSHORE L.P.

                                   By:  TL VENTURES III OFFSHORE PARTNERS
                                   Its: General Partner

                                   By: TL VENTURES III OFFSHORE LTD., its
                                   general partner

                                   By: /s/ Robert Fabbio
                                      ------------------------------------------
                                       Robert Fabbio
                                       Vice President


                                   TL VENTURES III INTERFUND L.P.

                                   By:  TL VENTURES LLC
                                   Its: General Partner

                                   By: /s/ Robert Fabbio
                                      ------------------------------------------
                                       Robert Fabbio
                                       Managing Director


                                   THE FABBIO FAMILY LIMITED
                                   PARTNERSHIP

                                   By: /s/ Robert Fabbio
                                      ------------------------------------------
                                       Robert Fabbio
                                       Managing Director

                                   Address:  ___________________
                                             ___________________
                                             ___________________

                 SIGNATURE PAGE TO MOTIVE COMMUNICATIONS, INC.
            THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                        /s/ Robert Fabbio
                                        -----------------------------------
                                        ROBERT FABBIO, Individually

                 SIGNATURE PAGE TO MOTIVE COMMUNICATIONS, INC.
            THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                        /s/ Gerald H. Weghorst
                                        --------------------------------------
                                        GERALD H. WEGHORST, individually

                 SIGNATURE PAGE TO MOTIVE COMMUNICATIONS, INC.
            THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                             FOUNDERS:


                                             /s/ Scott L. Harmon
                                             ----------------------------------
                                             Scott L. Harmon


                                             /s/ Michael J. Maples, Jr.
                                             ----------------------------------
                                             Michael J. Maples, Jr.


                                             /s/ Scott R. Abel
                                             ----------------------------------
                                             Scott R. Abel


                                             /s/ Brian J. Vetter
                                             ----------------------------------
                                             Brian J. Vetter


                                             /s/ Thomas W. Bereiter
                                             ----------------------------------
                                             Thomas W. Bereiter

                 SIGNATURE PAGE TO MOTIVE COMMUNICATIONS, INC.
            THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                  SCHEDULE A
                                  ----------

                             Schedule of Investors

NAME AND ADDRESS
----------------

Attractor LP
Attractor Ventures LLC
Attractor Institutional LP
 1110 Burlingame Avenue, Suite 211
 Burlingame, California 94010

 with a copy to:
 Rick Cohen
 Buchalter, Nemer, Fields & Young, P.C.
 601 Figueroa Street, Suite 2400
 Los Angeles, California 90017

MacArthur Foundation
 Attn. Lyn Hutton
 140 South Dearborn Street, Suite 1100
 Chicago, Illinois 60603-5285

Austin Ventures V, L.P.
Austin Ventures V Affiliates Fund, L.P.
 114 West 7/th/ Street, Suite 1300
 Austin, Texas 78701

Brian Goffman
 c/o Austin Ventures
 114 West 7/th/ Street, Suite 1300
 Austin, Texas 78701

Silverton Partners
 c/o Austin Ventures
 14 West 7/th/ Street, Suite 1300
 Austin, Texas 78701
 Attn. William Wood

SSM I, L.P.
 c/o SSM Corporation
 10528 Glass Mountain Trail
 Austin, Texas 78750

Name and Address
----------------

Accel V L.P.
Accel Internet/Strategic Technology Fund L.P.
Accel Keiretsu V L.P.
Accel Investors '97 L.P.
Ellmore C. Patterson Partners
 c/o Mr. James Breyer
 Accel Partners
 428 University Avenue
 Palo Alto, California 94301

 with a copy to:
 G. Carter Sednaoui
 Accel Partners
 One Palmer Square
 Princeton, New Jersey 08542

Douglas McNary
 c/o Motive Communications, Inc.
 9211 Waterford Centre Boulevard, #100
 Austin, Texas 78758

Patrick Motola
 c/o Motive Communications, Inc.
 9211 Waterford Centre Boulevard, #100
 Austin, Texas 78758

John T. Galligan
 c/o Motive Communications, Inc.
 9211 Waterford Centre Boulevard, #100
 Austin, Texas 78758

Charles Schwab & Co. Inc. FBO John T. Galligan IRA
 c/o Charles Schwab & Co. Inc.
 101 Montgomery Street
 San Francisco, California 94104
 Attn. Securities Deposits

Name and Address
----------------

Palantir Associates , LLC
 6279 Via Campo Verde
 Rancho Santa Fe, California 92067
 Attn. Glenn Doshay

 with a copy to:
 Doug Hammer
 Shartis Friese & Ginsburg
 One Maritime Plaza, 18/th/ Floor
 San Francisco, California 94111

 Tim Sullivan
 Citicorp Center
 153 East 53/rd/ Street
 New York, New York 10022

Pivotal Partners, L.P.
 c/o Pivotal Capital Management
 One Embarcadero, Suite 2300
 San Francisco, California 94111-3162

Hambrecht and Quist California
Hambrecht & Quist Employee Venture Fund, L.P. II
Access Technology Partners, L.P.
Access Technology Partners Brokers Fund, L.P.
H&Q Motive Communications Investors, LLC
 Mr. Michael Beblo
 One Bush Street
 San Francisco, California 94104

Name and Address
----------------

Dell USA, L.P.
 c/o Dell Computer Corporation
 One Dell Way, Building One
 Round Rock, Texas 78682

 with a copy to:
 William Volk
 Vinson & Elkins L.L.P.
 One American Center, Suite 2700
 600 Congress Avenue
 Austin, Texas 78701-3200

GE Information Services, Inc.
ABS Employees' Venture Fund Limited Partnership
BT Investment Partners, Inc.
Intel Corporation
Piper Jaffray Technology Capital SBIC, L.P.
Standby Fund 1998
Kent Adams
William Benjamin
Kyle Crowe
TL Ventures III, L.P.
TL Ventures III Offshore L.P.
TL Ventures III Interfund L.P.
The Fabbio Family Limited Partnership
Mr. Robert Fabbio

Gerald H. Weghorst

                                  Schedule B
                                  ----------

                             Schedule of Founders


Scott L. Harmon
9211 Waterford Centre Boulevard, #100
Austin, Texas 78758

Michael J. Maples, Jr.
9211 Waterford Centre Boulevard, #100
Austin, Texas 78758

Scott R. Abel
9211 Waterford Centre Boulevard, #100
Austin, Texas 78758

Brian J. Vetter
9211 Waterford Centre Boulevard, #100
Austin, Texas 78758

Thomas W. Bereiter
9211 Waterford Centre Boulevard, #100
Austin, Texas 78758